As filed with the Securities and Exchange Commission on June 27, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 22, 2005

FIRST CHARTER CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	0-15829	56-1355866
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

10200 David Taylor Drive, Charlotte, North Carolina 28262-2373
(Address, including zip code, of principal executive offices)

(704) 688-4300
(Registrant's telephone number, including area code)

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

/ /	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ /	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ /	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ /	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

               On June 22, 2005, the Board of Directors (the "Board") of First Charter Corporation (the "Corporation") elected Robert E. James, Jr., the President and Chief Executive Officer of First Charter Bank, to the Board of Directors of the Corporation.  The election will be effective July 1, 2005.    Mr. James is expected to be named to the Executive Committee of the Board.  There are no arrangements or understandings between Mr. James and any other persons pursuant to which Mr. James was selected as a director.  There are no transactions to which the Corporation or any of its subsidiaries is a party and in which Mr. James or any member of his immediate family had a material interest that are required to be disclosed under Item 404(a) of Regulation S-K other than his employment relationship with the Corporation which has been previously disclosed in the Corporation's proxy statement for the 2005 Annual Meeting of Shareholders.

            As previously disclosed, Mr. James will succeed Lawrence M. Kimbrough as the Corporation's President and Chief Executive Officer, effective July 1, 2005.  Mr. Kimbrough will retire from the Board, effective June 30, 2005.  Mr. James will fill the vacancy created by Mr. Kimbrough's retirement from the Board.

              On June 27, 2005, the Corporation issued a news release announcing that Mr. James has been elected to the Board.  A copy of the news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

  Item 9.01      Financial Statements and Exhibits

     (c)      Exhibits

99.1	News Release disseminated on June 27, 2005 by First Charter Corporation.

 SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST CHARTER CORPORATION

	By:	/S/ STEPHEN J. ANTAL

Stephen J. Antal
Senior Vice President, General Counsel and Corporate Secretary

Dated: June 27, 2005

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release disseminated on June 27, 2005 by First Charter Corporation.